Exhibit 10.20

                     AMENDED AND RESTATED PLEDGE AND ESCROW AGREEMENT

     THIS AMENDED AND RESTATED PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of June 30, 2006 (the "EFFECTIVE DATE") by and among HIGHGATE HOUSE FUNDS, LTD. ("Highgate"), CORNELL CAPITAL PARTNERS, LP ("CORNELL CAPITAL"), CITY NETWORK, INC., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY"), and DAVID GONZALEZ, ESQ., as escrow agent ("ESCROW AGENT").

                                    RECITALS:

     WHEREAS, the Company and Highgate entered the Securities Purchase Agreement, dated August 10, 2005 (the "PRIOR SECURITIES PURCHASE AGREEMENT"), pursuant to which the Company issued the Amended and Restated Secured Convertible Debenture, dated August 17, 2005, in favor of Highgate, and the Secured Convertible Debenture, dated as of December 16, 2005, in favor of Highgate, for an aggregate principal amount of $250,000 (the "ORIGINAL Notes");

     WHEREAS, in connection with the Prior Securities Purchase Agreement, the Company, Highgate and the Escrow Agent entered into the Pledge and Escrow Agreement, dated August 10, 2005 (the "PRIOR PLEDGE AGREEMENT"), pursuant to which the Company pledged to Highgate Four Million Four Hundred Forty Five Thousand Four Hundred Fifty Five (4,445,455) shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK," and such shares of pledged Common Stock, the "PRIOR PLEDGED SHARES"), to secure the Company's obligations under the Original Notes, the Prior Securities Purchase Agreement and certain related agreements;

     WHEREAS, the Company, Cornell Capital, Highgate, and the Escrow Agent entered a Securities Purchase Agreement, dated March 13, 2006 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Company shall issue secured convertible debentures to Cornell for an aggregate principal amount of Four Hundred Thousand Dollars ($400,000) (the "CONVERTIBLE DEBENTURES");

     WHEREAS, as a condition to the closing of the transactions contemplated by the Securities Purchase Agreement, the Company, Highgate and the Escrow Agent desire to amend and restate, and Cornell Capital desires to become party to, the Prior Pledge Agreement in order to secure any and all obligations of the Company now existing or hereinafter incurred to Cornell Capital and Highgate under the Convertible Debentures and the Original Notes (the "OBLIGATIONS");

     WHEREAS, the Company has agreed to irrevocably pledge to Cornell Capital and Highagte Six Million Four Hundred Forty Five Thousand Four Hundred Fifty

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1.   Of this amount, the Company's pledge of 2,000,000 shares of Common Stock is subject to over $275,000 in aggregate principal amount of Convertible Debentures being funded pursuant to the Securities Purchase Agreement.

Five (6,445,455) shares of Common Stock (the "PLEDGED Shares") to secure the Obligations, which shares shall include all Prior Pledged Shares; and

     WHEREAS, subject to the terms of the Convertible Debentures and the Original Notes, Cornell Capital and Highgate have the right to convert any or all of the Convertible Debentures or the Original Notes into shares of Common
Stock (the "CONVERSION SHARES") in accordance with the Convertible Debentures and the Original Notes.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              TERMS AND CONDITIONS

     1. PLEDGE AND TRANSFER OF PLEDGED SHARES.

     1.1. The Company hereby grants to Cornell Capital a security interest in all Pledged Shares as security for the Obligations. Simultaneously with the execution of this Agreement, the Company shall deliver to the Escrow Agent stock certificates representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by the Company (the "TRANSFER DOCUMENTS"), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the full payment of all amounts due to Cornell Capital under the Convertible Debentures and through repayment in accordance with the terms of the Convertible Debentures, or the termination or expiration of this Agreement.

     1.2. Upon each conversion by Cornell Capital or Highgate into Conversion Shares, the Company shall provide written notice to the Escrow Agent, with a copy to Cornell Capital and Highgate, of the number of Conversion Shares issued to Cornell Capital or Highgate pursuant to such conversion and the number of Pledged Shares pursuant to this Agreement shall be reduced, share for share, by the number of Conversion Shares issued.

     2. RIGHTS RELATING TO PLEDGED SHARES. Upon the occurrence of an Event of Default (as defined herein), Cornell Capital shall be entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

     3. RELEASE OF PLEDGED SHARES FROM PLEDGE. Upon the payment or conversion of all the Obligations, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice, the Escrow Agent shall return to the Company all certificates representing the Pledged Shares and Transfer Documents delivered to the Escrow Agent pursuant to this Agreement (collectively the "PLEDGED MATERIALS"), whereupon any and all rights of Cornell Capital and Highgate in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment or conversion of all amounts due to Cornell Capital under the Convertible Debentures and Highgate under the Original Notes, in accordance with the terms thereof, this Agreement and Cornell Capital's and Highgate's security interest and rights in and to the Pledged Shares shall terminate.

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
     4. EVENT OF DEFAULT. An "EVENT OF DEFAULT" shall be deemed to have occurred under this Agreement upon an Event of Default under the Convertible Debentures.

     5. REMEDIES.

     5.1. Upon and anytime after the occurrence of an Event of Default, Cornell Capital shall have the right to acquire the Pledged Shares in accordance with the following procedure: (a) Cornell Capital shall provide written notice of such Event of Default (the "DEFAULT NOTICE") to the Escrow Agent, with a copy to the Company; (b) in a Default Notice, Cornell Capital shall specify the number of Pledged Shares to be issued to Cornell Capital, subject to any adjustments in Pledged Shares pursuant to Section 1,2 hereof, PROVIDED HOWEVER, that Cornell Capital shall not have the right to acquire such number of Pledged Shares which would cause Cornell Capital, together with its affiliates (including Highgate), to beneficially own in excess of 9.99% of the outstanding capital of the Company (unless Cornell Capital waives such limitation by providing 65 days' advance written notice); and (c) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the specified number of Pledged Shares along with the applicable Transfer Documents to the Company's Transfer Agent with instructions to issue such Pledged Shares to Cornell Capital in accordance with the Irrevocable Transfer Agent Instructions of even date herewith, among Company, Cornell Capital, Highgate, the Escrow Agent, and the Pacific Stock Transfer.

     5.2. Upon receipt of the Pledged Shares issued to Cornell Capital, Cornell Capital shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales (pro rata), net of any selling commissions, to the Obligations owed to Cornell Capital and Highgate by the Company, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to Cornell Capital, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey. To the extent that the net proceeds received by Cornell Capital are insufficient to satisfy the Obligations in full, Cornell Capital shall be entitled to a deficiency judgment against the Company for such amount. Cornell Capital shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to the Company or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Company shall remain liable for shortfalls, if any, that may exist after Cornell Capital has exhausted all remedies hereunder. Cornell Capital shall be entitled to keep any Pledged Shares released to it and remaining after Cornell Capital has applied the net proceeds to all amounts owed to Cornell Capital.

     5.3. Each right, power and remedy of Cornell Capital and Highgate provided for in this Agreement, the Securities Purchase Agreement and any other Transaction Documents (as defined in the Securities Purchase Agreement) shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Cornell Capital of any one or more of the rights, powers or remedies provided for in this Agreement, the Securities Purchase Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Cornell Capital of all such other rights, powers or remedies, and no failure or delay on the part of Cornell Capital to exercise any such right, power or remedy shall operate as a

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
waiver thereof. No notice to or demand on the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of Cornell Capital or Highgate to any other further action in any circumstances without demand or notice. Cornell Capital shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

     6. DEMAND REGISTRATION RIGHTS. In addition to all other remedies available to Cornell Capital, upon an Event of Default, the Company shall promptly, but in no event more than thirty (30) days after the date of the Default Notice, file a registration statement to register with the Securities and Exchange Commission the Pledged Shares for the resale by Cornell Capital. The Company shall cause the registration statement to remain in effect until all of the Pledged Shares have been sold by Cornell Capital.

     7. CONCERNING THE ESCROW AGENT.

     7.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     7.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

     7.3. Cornell Capital and the Company hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 7.4 or 7.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Company.

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
     7.4. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Company and Cornell Capital for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

     7.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Company and Cornell Capital) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

     7.6. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

     8. CONFLICT WAIVER. The Company hereby acknowledges that the Escrow Agent is general counsel to Cornell Capital, a partner in the general partner of Cornell Capital, and counsel to Cornell Capital in connection with the transactions contemplated and referred herein. The Company agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent Cornell Capital and the Company will not seek to disqualify such counsel and waives any objection Company might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

     9. NOTICES. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) ten (10) business days after being sent by U.S. certified mail, return receipt requested, or (iv) two (2) business days after deposit with a nationally recognized overnight delivery service or worldwide courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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
If to the Company, to:     City Network, Inc.
                           6F-3, No.16, Jian Ba Road
                           Jhonghe City, Taipei County, 235
                           Taiwan, ROC F5 235
                           Attention: Mr Tiao-Tsan Lai

With a copy to:            Mitch Nussbaum, Esq.
                           Loeb & Loeb LLP
                           345 Park Avenue
                           New York, NY 10154-0037
                           Telephone: (212) 407-4159
                           Facsimile: (212) 407-4990

If to Cornell Capital:     Cornell Capital Partners, LP
                           101 Hudson Street, Suite 3700
                           Jersey City, NJ 07302
                           Attention: Mark A. Angelo
                           Telephone: (201) 985-8300
                           Facsimile: (201) 985-8744

With copy to:              Troy Rillo, Esq.
                           101 Hudson Street, Suite 3700
                           Jersey City, NJ 07302
                           Telephone: (201) 985-8300
                           Facsimile: (201) 985-1964

If to the Escrow Agent:    David Gonzalez, Esq.
                           101 Hudson Street - Suite 3700
                           Jersey City, NJ 07302
                           Telephone: (201) 985-8300
                           Facsimile: (201) 985-8266

     Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

     10. BINDING EFFECT. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

     11. GOVERNING LAW; VENUE; SERVICE OF PROCESS. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any

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such proceeding for any reason,  including,  without limitation,  on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 9 hereto.

     12. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     13. REMEDIES CUMULATIVE. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

     14.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     15. NO PENALTIES. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

     16. AMENDMENT AND RESTATEMENT. This Agreement amends and restates, and is given in substitution for but not satisfaction of, the Pledge and Escrow Agreement dated August 10, 2005 among the Company, Highgate, and the Escrow Agent.

     17. JURY TRIAL. EACH OF THE PLEDGEE AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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
     IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Pledge and Escrow Agreement as of the date first above written.


                            CITY NETWORK, INC.

                          By: /s/ Alice Chen
                             ----------------------------------
                          Name:  Alice Chen
                          Title: Chairman, President and Chief
                                 Executive Officer

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
                            HIGHGATE HOUSE FUNDS, LTD

                            By: /s/ Mark Angelo
                               --------------------------------
                            Name:  Mark Angelo
                            Title: Portfolio Manager

                            CORNELL CAPITAL PARTNERS, LP

                            By:  Yorkville Advisors, LLC
                            Its: General Partner

                            By: /s/ Mark Angelo
                               --------------------------------
                            Name:  Mark Angelo
                            Title: Portfolio Manager

                            "ESCROW AGENT"

                            /s/ David Gonzalez
                            -----------------------------------
                            David Gonzalez, Esq.

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